Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD SECOND QUARTER AND FIRST HALF 2018 RESULTS;
QUARTERLY DIVIDEND OF $0.50 PER SHARE

	Second Quarter 2018 Results				2018 Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
		vs. Q2 2017		vs. Q2 2017		vs. YTD 2017		vs. YTD 2017
Net Revenues ($ millions)	$448.5	21%	$443.6	19%	$912.0	20%	$904.0	19%
Operating Income ($ millions)	$104.8	126%	$115.4	25%	$217.3	38%	$240.4	27%
Net Income Attributable to Evercore Inc. ($ millions)	$68.9	279%	$83.2	55%	$164.5	66%	$197.0	43%
Diluted Earnings Per Share	$1.52	271%	$1.65	56%	$3.62	66%	$3.90	46%
Operating Margin	23.4%	1,088 bps	26.0%	129 bps	23.8%	303 bps	26.6%	168 bps

Business and Financial Highlights	■	Record second quarter and first six months Net Revenues, Net Income Attributable to Evercore Inc. and Earnings Per Share, on both a U.S. GAAP and an Adjusted basis
■
Advisory Revenues for the second quarter increased 23% and 21% on a U.S. GAAP and an Adjusted basis, respectively. For the first six months of 2018, Advisory Revenues increased 22% versus the prior year, on a U.S. GAAP and an Adjusted basis

■
Underwriting Revenues for the second quarter increased 130% and 112% on a U.S. GAAP and an Adjusted basis, respectively. For the first six months of 2018, Underwriting Revenues increased 168% and 148% versus the prior year, on a U.S. GAAP and an Adjusted basis, respectively

■
Effective tax rate reduced by 13 percentage points in the second quarter on a U.S. GAAP and an Adjusted basis and 12 and 13 percentage points for the first six months of 2018 on a U.S. GAAP and an Adjusted basis, respectively, due to the Tax Cuts and Jobs Act

Talent	■	Expanded our Advisory business to include a global real estate private capital raising platform
	■	Two Advisory SMDs committed to join Evercore during the second quarter
■ David Noah joined in July as part of the Industrials Group
■ Gregory Berube joining in the third quarter to further strengthen our Restructuring team

Capital Return	■	Quarterly dividend of $0.50 per share
	■	$202.1 million returned to shareholders for the first six months through dividends and share repurchases, including repurchases of 1.7 million shares/units at an average price of $96.63

NEW YORK, July 25, 2018 – Evercore Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2018.

LEADERSHIP COMMENTARY

Ralph Schlosstein, President and Chief Executive Officer
"We sustained strong operating and financial performance in the second quarter, growing Adjusted net revenues and Adjusted operating income from Investment Banking by 20% and 25%, respectively, while our Wealth Management business delivered Adjusted revenue growth of 15%," said Ralph Schlosstein, President and Chief Executive Officer. "Our results reflect a balanced contribution across multiple sectors as clients continue to embrace the diverse capabilities of the company and our trusted advisory business model. Our footprint of Capital Advisory services continues to expand, enhancing our ability to provide objective, independent advice to our clients. Additionally, the second quarter continued the positive momentum in our equity capital markets business both in terms of the number of transactions in which we participated, as well as the greater role we played in those transactions."

John S. Weinberg, Executive Chairman
"Seven Advisory SMDs have committed to join our team this year, representing one of the largest recruiting classes in our history, and we continue to have an active dialogue with additional candidates who may join in 2018 or 2019," said John S. Weinberg, Executive Chairman. "We remain committed to recruiting and retaining extraordinary talent to serve our clients."

Roger C. Altman, Founder and Senior Chairman
"The fundamentals of a healthy M&A environment remain in place," said Roger C. Altman, Founder and Senior Chairman. "The volume of announced transactions remains strong in the U.S. and globally. Moreover, our market share has risen again in the first half of this year."

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change
	(dollars in thousands, except per share data)
Net Revenues	$448,477	$370,470	21%	$912,040	$757,717	20%
Operating Income(1)	$104,782	$46,266	126%	$217,331	$157,595	38%
Net Income Attributable to Evercore Inc.	$68,931	$18,184	279%	$164,474	$98,955	66%
Diluted Earnings Per Share	$1.52	$0.41	271%	$3.62	$2.18	66%
Compensation Ratio	59.2%	63.9%		59.3%	58.4%
Operating Margin	23.4%	12.5%		23.8%	20.8%
Effective Tax Rate	23.8%	46.5%		13.7%	25.3%
Trailing Twelve Month Compensation Ratio	57.1%	59.3%

(1) Operating Income for the six months ended June 30, 2018 includes Special Charges of $1.9 million recognized in the Investment Banking segment. Operating Income for the three and six months ended June 30, 2017 includes Special Charges of $21.5 million recognized in the Investment Banking and Investment Management segments.

Net Revenues
For the three months ended June 30, 2018, Net Revenues of $448.5 million increased 21% versus the three months ended June 30, 2017, primarily driven by increases in Advisory Fees and Underwriting Fees. For the six months ended June 30, 2018, Net Revenues of $912.0 million increased 20% versus the six months ended June 30, 2017, primarily driven by increases in Advisory Fees and Underwriting Fees. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

The Company adopted the new accounting standard, ASC 606, "Revenue from Contracts with Customers," on January 1, 2018. The application of this standard did not result in significant changes to the Company's results; client related expenses for underwriting transactions are now presented gross (previously presented net) in related U.S. GAAP reported revenues and expenses.

Compensation Ratio
For the three months ended June 30, 2018, the compensation ratio was 59.2% versus 63.9% for the three months ended June 30, 2017. The compensation ratio was higher for the three months ended June 30, 2017 due to the expense associated with acquisition-related LP Units/Interests. For the six months ended June 30, 2018, the compensation ratio was 59.3% versus 58.4% for the six months ended June 30, 2017. The compensation ratio was lower for the six months ended June 30, 2017 due to the expense reversal associated with acquisition-related LP Interests during the first quarter of 2017. The compensation ratio for the three and six months ended June 30, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from deferred compensation associated with recruiting senior talent in 2016 and 2017. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Operating Income
For the three months ended June 30, 2018, Operating Income of $104.8 million increased 126% versus the three months ended June 30, 2017, driven by an increase in Net Revenues and a reduction in special charges, partially offset by increased compensation and non-compensation costs in the Investment Banking business.

For the six months ended June 30, 2018, Operating Income of $217.3 million increased 38% versus the six months ended June 30, 2017, driven by an increase in Net Revenues and a reduction in special charges, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended June 30, 2018, the effective tax rate was 23.8% versus 46.5% for the three months ended June 30, 2017. For the six months ended June 30, 2018, the effective tax rate was 13.7% versus 25.3% for the six months ended June 30, 2017.

In conjunction with the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which reduced income tax rates in the U.S. in 2018 and future years, our effective tax rate for the three and six months ended June 30, 2018 was reduced by 13 and 12 percentage points, respectively, before the impact of the application of the share-based compensation accounting standard, described below.

The provision for income taxes for the three and six months ended June 30, 2018 includes a benefit of $0.4 million and $22.2 million, respectively, and $0.2 million and $23.2 million for the three and six months ended June 30, 2017, respectively, following the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. This benefit resulted in a decrease in the effective tax rate of 0.3 and 10.0 percentage points for the three and six months ended June 30, 2018, respectively, and 0.4 and 14.4 percentage points for the three and six months ended June 30, 2017, respectively.

The effective tax rate is also impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Net Income and Earnings Per Share
For the three months ended June 30, 2018, Net Income Attributable to Evercore Inc. and Earnings Per Share of $68.9 million and $1.52, respectively, increased 279% and 271%, respectively, versus the three months ended June 30, 2017, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

For the six months ended June 30, 2018, Net Income Attributable to Evercore Inc. and Earnings Per Share of $164.5 million and $3.62, respectively, each increased 66% versus the six months ended June 30, 2017, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 7 and A-2 to A-12 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change
	(dollars in thousands, except per share data)
Net Revenues	$443,552	$372,704	19%	$904,044	$757,443	19%
Operating Income	$115,381	$92,139	25%	$240,374	$188,680	27%
Net Income Attributable to Evercore Inc.	$83,197	$53,761	55%	$196,981	$137,401	43%
Diluted Earnings Per Share	$1.65	$1.06	56%	$3.90	$2.68	46%
Compensation Ratio	59.0%	59.0%		59.0%	59.0%
Operating Margin	26.0%	24.7%		26.6%	24.9%
Effective Tax Rate	25.0%	37.9%		15.2%	24.1%
Trailing Twelve Month Compensation Ratio	58.6%	58.0%

Adjusted Net Revenues
For the three months ended June 30, 2018, Adjusted Net Revenues of $443.6 million increased 19% versus the three months ended June 30, 2017, primarily driven by increases in Advisory Fees and Underwriting Fees. For the six months ended June 30, 2018, Adjusted Net Revenues of $904.0 million increased 19% versus the six months ended June 30, 2017, primarily driven by increases in Advisory Fees and Underwriting Fees. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation Ratio
For the three and six months ended June 30, 2018, the Adjusted compensation ratio was 59.0%, flat compared to the three and six months ended June 30, 2017. The Adjusted compensation ratio for the three and six months ended June 30, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from deferred compensation associated with recruiting senior talent in 2016 and 2017. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended June 30, 2018, Adjusted Operating Income of $115.4 million increased 25% versus the three months ended June 30, 2017, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. For the six months ended June 30, 2018, Adjusted Operating Income of $240.4 million increased 27% versus the six months ended June 30, 2017, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended June 30, 2018, the Adjusted effective tax rate was 25.0% versus 37.9% for the three months ended June 30, 2017. For the six months ended June 30, 2018, the Adjusted effective tax rate was 15.2% versus 24.1% for the six months ended June 30, 2017.

In conjunction with the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which reduced income tax rates in the U.S. in 2018 and future years, our Adjusted effective tax rate for the three and six months ended June 30, 2018 was reduced by 13 percentage points before the impact of the application of the share-based compensation accounting standard, described below.

The Adjusted effective tax rate includes a benefit of $0.4 million and $23.2 million for the three and six months ended June 30, 2018, respectively, and $0.2 million and $25.5 million for the three and six months ended June 30, 2017, respectively, following the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. This benefit resulted in a decrease in the Adjusted effective tax rate of 0.3 and 10.0 percentage points for the three and six months ended June 30, 2018, respectively, and 0.3 and 13.9 percentage points for the three and six months ended June 30, 2017, respectively.

Adjusted Net Income and Earnings Per Share
For the three months ended June 30, 2018, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $83.2 million and $1.65, respectively, increased 55% and 56%, respectively, versus the three months ended June 30, 2017, driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate, partially offset by increased compensation and non-compensation costs.

For the six months ended June 30, 2018, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $197.0 million and $3.90, respectively, increased 43% and 46%, respectively, versus the six months ended June 30, 2017, driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate, partially offset by increased compensation and non-compensation costs.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and six months ended June 30, 2018 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2018 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2018 also include professional fees incurred and amortization of intangible assets.

Special Charges for 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore's Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2018 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units.

This release also presents changes in Adjusted Investment Management Operating Income and Adjusted Investment Management Operating Margin from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2016. This includes the sale of the Institutional Trust and Independent Fiduciary business of ETC that occurred on October 18, 2017. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2017 are included in Annex I, pages A-2 to A-12.

Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Investment Banking Revenue" has been disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" has been renamed to "Asset Management and Administration Fees." "Other Revenue, Including Interest" has been renamed to "Other Revenue, Including Interest and Investments" and principal trading gains and losses and realized and unrealized gains and losses on private equity investments have been reclassified from Investment Banking Revenue and Investment Management Revenue to "Other Revenue, Including Interest and Investments."

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$362,995	$294,804	23%	$741,310	$607,088	22%
Underwriting Fees(1)	21,065	9,156	130%	51,344	19,136	168%
Commissions and Related Fees	51,076	53,824	(5%)	94,110	103,508	(9%)
Other Revenue, net(2)	539	(1,375)	NM	(889)	(2,553)	65%
Net Revenues	435,675	356,409	22%	885,875	727,179	22%

Expenses:
Employee Compensation and Benefits	258,142	227,544	13%	525,681	423,669	24%
Non-compensation Costs	74,875	61,667	21%	145,159	128,155	13%
Special Charges	—	14,400	NM	1,897	14,400	(87%)
Total Expenses	333,017	303,611	10%	672,737	566,224	19%

Operating Income	$102,658	$52,798	94%	$213,138	$160,955	32%

Compensation Ratio	59.3%	63.8%		59.3%	58.3%
Non-compensation Ratio	17.2%	17.3%		16.4%	17.6%
Operating Margin	23.6%	14.8%		24.1%	22.1%

Advisory Client Transactions(3)	216	192	13%	355	296	20%
Advisory Fees in Excess of $1 million(3)	85	61	39%	146	114	28%

(1) The application of the new revenue accounting standard resulted in client related expenses for underwriting transactions being presented gross in related revenues and expenses on a U.S. GAAP basis for the three and six months ended June 30, 2018. Underwriting Fees are gross of related non-compensation expenses of $1,677 and $3,797 for the three and six months ended June 30, 2018, respectively.

(2) Includes ($253) and ($263) of principal trading losses that were previously included in Investment Banking Revenue for the three and six months ended June 30, 2017, respectively, to conform to the current presentation.

(3) Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended June 30, 2018, fees for Advisory services increased 23% versus the three months ended June 30, 2017, as we continued to advise clients on a wide variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $21.1 million for the three months ended June 30, 2018 increased 130% versus the second quarter of last year. We participated in 11 underwriting transactions (vs. 11 in Q2 2017); 8 as a bookrunner (vs. 7 in Q2 2017). Commissions and Related Fees for the three months ended June 30, 2018 decreased 5% from the second quarter of last year principally driven by the trend of institutional clients adjusting the level of payments for research services.

During the six months ended June 30, 2018, fees for Advisory services increased 22% versus the six months ended June 30, 2017, as we continued to advise clients on a wide variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $51.3 million for the six months ended June 30, 2018 increased 168% versus the six months ended June 30, 2017, as we participated in 31 underwriting transactions (vs. 26 in 2017); 25 as a bookrunner (vs. 11 in 2017). Commissions and Related Fees for the six

months ended June 30, 2018 decreased 9% from the six months ended June 30, 2017 principally driven by the trend of institutional clients adjusting the level of payments for research services.

Expenses

Compensation costs were $258.1 million for the three months ended June 30, 2018, an increase of 13% from the second quarter of last year. The compensation ratio was 59.3% for the three months ended June 30, 2018, compared to 63.8% for the three months ended June 30, 2017. The compensation ratio was higher for the three months ended June 30, 2017 due to the expense associated with acquisition-related LP Units/Interests. Compensation costs were $525.7 million for the six months ended June 30, 2018, an increase of 24% from the six months ended June 30, 2017. The compensation ratio was 59.3% for the six months ended June 30, 2018, compared to 58.3% for the six months ended June 30, 2017, reflecting the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from deferred compensation associated with recruiting senior talent in 2016 and 2017. The compensation ratio was also lower for the six months ended June 30, 2017 due to the expense reversal associated with acquisition-related LP Interests during the first quarter of 2017.

Non-compensation costs for the three months ended June 30, 2018 were $74.9 million, up 21% compared to the second quarter of last year. The increase in non-compensation costs versus last year reflects the addition of personnel and the inclusion of underwriting expenses in 2018 pursuant to the new accounting requirements. The ratio of non-compensation costs to net revenue for the three months ended June 30, 2018 was 17.2%, compared to 17.3% for the second quarter of last year, driven by higher revenues in 2018. Non-compensation costs for the six months ended June 30, 2018 were $145.2 million, up 13% from the six months ended June 30, 2017. The increase in non-compensation costs versus last year reflected the addition of personnel and the inclusion of underwriting expenses in 2018 pursuant to the new accounting requirements. The ratio of non-compensation costs to net revenue for the six months ended June 30, 2018 was 16.4%, compared to 17.6% for the six months ended June 30, 2017, driven by higher revenues in 2018.

Special Charges for the six months ended June 30, 2018 reflect separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. Special Charges for the three and six months ended June 30, 2017 reflect an impairment charge related to our former equity method investment in G5, resulting from the sustained negative economic and political climate in Brazil.

Investment Management

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees(1)	$12,170	$15,471	(21%)	$23,925	$30,753	(22%)
Other Revenue, net(1)	632	(1,410)	NM	2,240	(215)	NM
Net Revenues	12,802	14,061	(9%)	26,165	30,538	(14%)

Expenses:
Employee Compensation and Benefits	7,449	9,312	(20%)	15,404	18,745	(18%)
Non-compensation costs	3,229	4,174	(23%)	6,568	8,046	(18%)
Special Charges	—	7,107	NM	—	7,107	NM
Total Expenses	10,678	20,593	(48%)	21,972	33,898	(35%)

Operating Income (Loss)	$2,124	$(6,532)	NM	$4,193	$(3,360)	NM

Compensation Ratio	58.2%	66.2%		58.9%	61.4%
Non-compensation Ratio	25.2%	29.7%		25.1%	26.3%
Operating Margin	16.6%	(46.5%)		16.0%	(11.0%)

Assets Under Management (in millions)(2)	$9,607	$8,701	10%	$9,607	$8,701	10%

(1) ($1,589) and ($525) of net realized and unrealized losses on private equity investments have been classified in Other Revenue, net, for the three and six months ended June 30, 2017, respectively, to conform to the current presentation.

(2) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Revenues

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,297	$9,861	15%	$22,266	$19,504	14%
Institutional Asset Management	873	770	13%	1,659	1,559	6%
Disposed and Restructured Businesses(1)	—	4,840	NM	—	9,690	NM
Total Asset Management and Administration Fees	$12,170	$15,471	(21%)	$23,925	$30,753	(22%)

(1) Reflects the Institutional Trust and Independent Fiduciary business of ETC, which was previously a consolidated business.
On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of ETC.

Asset Management and Administration Fees of $12.2 million for the three months ended June 30, 2018 decreased 21% compared to the second quarter of last year, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 15% as associated AUM increased 13%.

Asset Management and Administration Fees of $23.9 million for the six months ended June 30, 2018 decreased 22% compared to the six months ended June 30, 2017, following the sale of the Institutional Trust and

Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 14% as associated AUM increased 13%.

Expenses

Investment Management's expenses for the three months ended June 30, 2018 were $10.7 million, a decrease of 48% compared to the second quarter of last year principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017 and a reduction in Special Charges. Investment Management expenses for the six months ended June 30, 2018 were $22.0 million, down 35% from the six months ended June 30, 2017 principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017 and a reduction in Special Charges.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 7 and A-2 to A-12 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$355,325	$292,693	21%	$728,303	$598,145	22%
Underwriting Fees(2)	19,388	9,156	112%	47,547	19,136	148%
Commissions and Related Fees	51,076	53,824	(5%)	94,110	103,508	(9%)
Other Revenue, net(3)	2,839	1,050	170%	3,672	2,453	50%
Net Revenues	428,628	356,723	20%	873,632	723,242	21%

Expenses:
Employee Compensation and Benefits	254,419	210,442	21%	517,975	427,938	21%
Non-compensation Costs	63,074	57,051	11%	123,744	114,464	8%
Total Expenses	317,493	267,493	19%	641,719	542,402	18%

Operating Income	$111,135	$89,230	25%	$231,913	$180,840	28%

Compensation Ratio	59.4%	59.0%		59.3%	59.2%
Non-compensation Ratio	14.7%	16.0%		14.2%	15.8%
Operating Margin	25.9%	25.0%		26.5%	25.0%

Advisory Client Transactions(4)	216	192	13%	355	296	20%
Advisory Fees in Excess of $1 million(4)	85	61	39%	146	114	28%

(1) Advisory Fees on an Adjusted basis reflect the reduction of revenues for client related expenses and provisions for uncollected receivables of $7,967 and $2,224 for the three months ended June 30, 2018 and 2017, respectively, and $13,304 and $8,907 for the six months ended June 30, 2018 and 2017, respectively, as well as the reclassification of earnings related to our equity investment in Luminis of $297 for the three and six months ended June 30, 2018 and $57 for the three and six months ended June 30, 2017, and the reclassification of earnings (losses) related to our equity investment in G5 - Advisory of $56 and ($93) for the three and six months ended June 30, 2017, respectively.

(2) The application of the new revenue accounting standard resulted in client related expenses for underwriting transactions being presented gross in related revenues and expenses on a U.S. GAAP basis for the three and six months ended June 30, 2018. Underwriting Fees on an Adjusted basis reflect the reduction of revenues for non-compensation expenses of $1,677 and $3,797 for the three and six months ended June 30, 2018, respectively.

(3) Includes ($253) and ($263) of principal trading losses that were previously included in Investment Banking Revenue for the three and six months ended June 30, 2017, respectively, to conform to the current presentation.

(4) Includes Advisory and Underwriting Transactions.

Adjusted Revenues

During the three months ended June 30, 2018, fees for Advisory services increased 21% versus the three months ended June 30, 2017, as we continued to advise clients on a wide variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $19.4 million for the three months ended June 30, 2018 increased 112% versus the second quarter of last year. We participated in 11 underwriting transactions (vs. 11 in Q2 2017); 8 as a bookrunner (vs. 7 in Q2 2017). Commissions and Related Fees for the three months ended June 30, 2018 decreased 5% from the second quarter of last year principally driven by the trend of institutional clients adjusting the level of payments for research services.

During the six months ended June 30, 2018, fees for Advisory services increased 22% versus the six months ended June 30, 2017, as we continued to advise clients on a wide variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $47.5 million for the six months ended June 30, 2018 increased 148% versus the six months ended June 30, 2017, as we participated in 31 underwriting transactions (vs. 26 in 2017); 25 as a bookrunner (vs. 11 in 2017). Commissions and Related Fees for the six months ended June 30, 2018 decreased 9% from the six months ended June 30, 2017 principally driven by the trend of institutional clients adjusting the level of payments for research services.

Adjusted Expenses

Adjusted compensation costs were $254.4 million for the three months ended June 30, 2018, an increase of 21% from the second quarter of last year. Evercore's Investment Banking Adjusted compensation ratio was 59.4% for the three months ended June 30, 2018, up versus the Adjusted compensation ratio reported for the second quarter of last year of 59.0%. The Adjusted compensation ratio for the three months ended June 30, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from deferred compensation associated with recruiting senior talent in 2016 and 2017. Adjusted compensation costs for the six months ended June 30, 2018 were $518.0 million, an increase of 21% from the six months ended June 30, 2017. The Adjusted compensation ratio was 59.3% for the six months ended June 30, 2018, up versus the Adjusted compensation ratio reported for the six months ended June 30, 2017 of 59.2%. The Adjusted compensation ratio for the six months ended June 30, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from deferred compensation associated with recruiting senior talent in 2016 and 2017.

Adjusted non-compensation costs for the three months ended June 30, 2018 were $63.1 million, up 11% from the second quarter of last year. The increase in Adjusted non-compensation costs versus last year reflects the addition of personnel. The ratio of Adjusted non-compensation costs to Adjusted net revenue for the three months ended June 30, 2018 was 14.7%, compared to 16.0% for the second quarter of last year, driven by higher revenues in 2018. Adjusted non-compensation costs for the six months ended June 30, 2018 were $123.7 million, up 8% from the six months ended June 30, 2017 due to the addition of personnel. The ratio of Adjusted non-compensation costs to Adjusted net revenue for the six months ended June 30, 2018 was 14.2%, compared to 15.8% for the six months ended June 30, 2017, driven by higher revenues in 2018.

Investment Management

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees(1)	$14,292	$17,391	(18%)	$28,172	$34,416	(18%)
Other Revenue, net(1)	632	(1,410)	NM	2,240	(215)	NM
Net Revenues	14,924	15,981	(7%)	30,412	34,201	(11%)

Expenses:
Employee Compensation and Benefits	7,449	9,312	(20%)	15,404	18,745	(18%)
Non-compensation Costs	3,229	3,760	(14%)	6,547	7,616	(14%)
Total Expenses	10,678	13,072	(18%)	21,951	26,361	(17%)

Operating Income	$4,246	$2,909	46%	$8,461	$7,840	8%

Compensation Ratio	49.9%	58.3%		50.7%	54.8%
Non-compensation Ratio	21.6%	23.5%		21.5%	22.3%
Operating Margin	28.5%	18.2%		27.8%	22.9%

Assets Under Management (in millions)(2)	$9,607	$8,701	10%	$9,607	$8,701	10%

(1) ($1,589) and ($525) of net realized and unrealized losses on private equity investments have been classified in Other Revenue, net, for the three and six months ended June 30, 2017, respectively, to conform to the current presentation.

(2) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Adjusted Revenues

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,297	$9,861	15%	$22,266	$19,504	14%
Institutional Asset Management	873	770	13%	1,659	1,559	6%
Disposed and Restructured Businesses(1)	—	4,803	NM	—	9,637	NM
Equity in Earnings of Affiliates(2)	2,122	1,957	8%	4,247	3,716	14%
Total Asset Management and Administration Fees	$14,292	$17,391	(18%)	$28,172	$34,416	(18%)

(1) Reflects the Institutional Trust and Independent Fiduciary business of ETC. Fees from ETC on an Adjusted basis reflect the reduction of revenues for client related expenses of $37 and $53 for the three and six months ended June 30, 2017, respectively.

(2) Equity in ABS, Atalanta Sosnoff and G5 - Wealth Management (through December 31, 2017, the date the Company exchanged all of its outstanding equity interests for debentures of G5) on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of ETC.

Adjusted Asset Management and Administration Fees of $14.3 million for the three months ended June 30, 2018 decreased 18% compared to the second quarter of last year, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 15% as associated AUM increased 13%.

Equity in Earnings of Affiliates of $2.1 million for the three months ended June 30, 2018 increased relative to the second quarter of last year, driven principally by higher income earned in the second quarter of 2018 by ABS.

Adjusted Asset Management and Administration Fees of $28.2 million for the six months ended June 30, 2018 decreased 18% compared to the six months ended June 30, 2017, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 14% as associated AUM increased 13%.

Equity in Earnings of Affiliates of $4.2 million for the six months ended June 30, 2018 increased relative to the six months ended June 30, 2017, driven principally by higher income earned by ABS in 2018.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended June 30, 2018 were $10.7 million, down 18% compared to the second quarter of last year principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Adjusted Investment Management expenses for the six months ended June 30, 2018 were $22.0 million, down 17% from the six months ended June 30, 2017 principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017.

Assuming the restructuring of our Investment Management affiliate noted above had occurred on December 31, 2016, Investment Management's Adjusted Operating Income would have increased 189% when compared to the second quarter of last year and increased 71% when compared to the six months ended June 30, 2017, and Investment Management's Adjusted Operating Margin would have been 13.2% for the second quarter of last year and 20.2% for the six months ended June 30, 2017.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents, marketable securities and certificates of deposit of $653.9 million at June 30, 2018. Current assets exceed current liabilities by $567.5 million at June 30, 2018. Amounts due related to the Long-Term Notes Payable were $168.5 million at June 30, 2018.

Capital Transactions

On July 23, 2018, the Board of Directors of Evercore declared a quarterly dividend of $0.50 per share to be paid on September 14, 2018 to common stockholders of record on August 31, 2018.

During the three months ended June 30, 2018, the Company repurchased approximately 12 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $104.80 and approximately 227 thousand shares at an average price per share of $87.98 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 239 thousand shares were acquired at an average price per share of $88.84. During the six months ended June 30, 2018, the Company repurchased approximately 1.1 million shares primarily from employees for the net settlement of stock-based compensation awards at an average price per share of $99.66 and approximately 625 thousand shares/units at an average price per share/unit of $91.61 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.7 million shares/units were acquired at an average price per share/unit of $96.63.

During the six months ended June 30, 2018, the Company granted to certain existing and new employees approximately 1.9 million unvested RSUs. The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 5.4 million as of June 30, 2018.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 25, 2018, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 8877728. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 8877728. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, South America, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Jamie Easton
Head of Investor Relations, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2017, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenues
Investment Banking:(1)
Advisory Fees	$362,995	$294,804	$741,310	$607,088
Underwriting Fees(2)	21,065	9,156	51,344	19,136
Commissions and Related Fees	51,076	53,824	94,110	103,508
Asset Management and Administration Fees(1)	12,170	15,471	23,925	30,753
Other Revenue, Including Interest and Investments(3)	6,239	2,017	10,768	6,810
Total Revenues	453,545	375,272	921,457	767,295
Interest Expense(4)	5,068	4,802	9,417	9,578
Net Revenues	448,477	370,470	912,040	757,717

Expenses
Employee Compensation and Benefits	265,591	236,856	541,085	442,414
Occupancy and Equipment Rental	14,478	13,585	27,882	26,660
Professional Fees(5)	20,833	9,908	36,883	26,653
Travel and Related Expenses	17,622	16,883	33,978	31,863
Communications and Information Services	10,360	9,941	21,044	20,252
Depreciation and Amortization	6,746	6,047	13,394	11,846
Execution, Clearing and Custody Fees(5)	1,560	3,658	4,750	7,517
Special Charges	—	21,507	1,897	21,507
Acquisition and Transition Costs	—	377	21	377
Other Operating Expenses(5)	6,505	5,442	13,775	11,033
Total Expenses	343,695	324,204	694,709	600,122

Income Before Income from Equity Method Investments and Income Taxes	104,782	46,266	217,331	157,595
Income from Equity Method Investments	2,419	2,070	4,544	3,680
Income Before Income Taxes	107,201	48,336	221,875	161,275
Provision for Income Taxes	25,541	22,459	30,479	40,751
Net Income	81,660	25,877	191,396	120,524
Net Income Attributable to Noncontrolling Interest	12,729	7,693	26,922	21,569
Net Income Attributable to Evercore Inc.	$68,931	$18,184	$164,474	$98,955

Net Income Attributable to Evercore Inc. Common Shareholders	$68,931	$18,184	$164,474	$98,955

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,889	40,109	40,653	40,294
Diluted	45,299	44,706	45,377	45,319

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$1.69	$0.45	$4.05	$2.46
Diluted	$1.52	$0.41	$3.62	$2.18

(1) Certain balances in the prior period were reclassified to conform to their current presentation. "Investment Banking Revenue" has been disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" has been renamed to "Asset Management and Administration Fees."

(2) The application of the new revenue accounting standard resulted in client related expenses for underwriting transactions being presented gross in related revenues and expenses on a U.S. GAAP basis for the three and six months ended June 30, 2018. Underwriting Fees are gross of related non-compensation expenses of $1,677 and $3,797 for the three and six months ended June 30, 2018, respectively.

(3) "Other Revenue, Including Interest" has been renamed to "Other Revenue, Including Interest and Investments" and principal trading losses of ($253) and ($263) for the three and six months ended June 30, 2017, respectively, and net realized and unrealized losses on private equity investments of ($1,589) and ($525) for the three and six months ended June 30, 2017, respectively, have been classified in Other Revenue, Including Interest and Investments, to conform to the current presentation.

(4) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

(5) Other Operating Expenses of $3,363 and $6,889 for the three and six months ended June 30, 2017, respectively, and Professional Fees of $295 and $628 for the three and six months ended June 30, 2017, respectively, were reclassified to a new expense line item "Execution, Clearing and Custody Fees" to conform to the current presentation.

Adjusted Results
Throughout the discussion of Evercore's business segments, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.
Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests and Class J LP Units. The amount of expense or the reversal of expense for the Class G and H LP Interests was based on the determination if it was probable that Evercore ISI would achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense or reversal of expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.

c.
Gain on Transfer of Ownership of Mexican Private Equity Business. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted Results.

d. Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC. The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted Results.
e. Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.

3.
Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company's Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.
Special Charges. Expenses during 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. Expenses during 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 in the second quarter.

5.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and Interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments, described below, related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform resulted in an estimated adjustment to Other Revenue for the fourth quarter of 2017 of $77.5 million related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

6.
Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

7.
Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

This release also presents changes in Adjusted Investment Management Operating Income and Adjusted Investment Management Operating Margin from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2016. This includes the sale of the Institutional Trust and Independent Fiduciary business of ETC that occurred on October 18, 2017. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net Revenues - U.S. GAAP	$448,477	$370,470	$912,040	$757,717
Client Related Expenses (1)	(9,644)	(2,261)	(17,101)	(8,960)
Income from Equity Method Investments (2)	2,419	2,070	4,544	3,680
Interest Expense on Debt (3)	2,300	2,425	4,561	5,006
Net Revenues - Adjusted	$443,552	$372,704	$904,044	$757,443

Compensation Expense - U.S. GAAP	$265,591	$236,856	$541,085	$442,414
Amortization of LP Units / Interests and Certain Other Awards (4)	(3,723)	(17,102)	(7,706)	4,269
Compensation Expense - Adjusted	$261,868	$219,754	$533,379	$446,683

Operating Income - U.S. GAAP	$104,782	$46,266	$217,331	$157,595
Income from Equity Method Investments (2)	2,419	2,070	4,544	3,680
Pre-Tax Income - U.S. GAAP	107,201	48,336	221,875	161,275
Amortization of LP Units / Interests and Certain Other Awards (4)	3,723	17,102	7,706	(4,269)
Special Charges (5)	—	21,507	1,897	21,507
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,157	2,392	4,314	4,784
Acquisition and Transition Costs (6b)	—	377	21	377
Pre-Tax Income - Adjusted	113,081	89,714	235,813	183,674
Interest Expense on Debt (3)	2,300	2,425	4,561	5,006
Operating Income - Adjusted	$115,381	$92,139	$240,374	$188,680

Provision for Income Taxes - U.S. GAAP	$25,541	$22,459	$30,479	$40,751
Income Taxes (7)	2,728	11,534	5,461	3,512
Provision for Income Taxes - Adjusted	$28,269	$33,993	$35,940	$44,263

Net Income Attributable to Evercore Inc. - U.S. GAAP	$68,931	$18,184	$164,474	$98,955
Amortization of LP Units / Interests and Certain Other Awards (4)	3,723	17,102	7,706	(4,269)
Special Charges (5)	—	21,507	1,897	21,507
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,157	2,392	4,314	4,784
Acquisition and Transition Costs (6b)	—	377	21	377
Income Taxes (7)	(2,728)	(11,534)	(5,461)	(3,512)
Noncontrolling Interest (8)	11,114	5,733	24,030	19,559
Net Income Attributable to Evercore Inc. - Adjusted	$83,197	$53,761	$196,981	$137,401

Diluted Shares Outstanding - U.S. GAAP	45,299	44,706	45,377	45,319
LP Units (9)	5,133	5,886	5,179	6,012
Unvested Restricted Stock Units - Event Based (9)	12	12	12	12
Diluted Shares Outstanding - Adjusted	50,444	50,604	50,568	51,343

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.52	$0.41	$3.62	$2.18
Diluted Earnings Per Share - Adjusted	$1.65	$1.06	$3.90	$2.68

Compensation Ratio - U.S. GAAP	59.2%	63.9%	59.3%	58.4%
Compensation Ratio - Adjusted	59.0%	59.0%	59.0%	59.0%

Operating Margin - U.S. GAAP	23.4%	12.5%	23.8%	20.8%
Operating Margin - Adjusted	26.0%	24.7%	26.6%	24.9%

Effective Tax Rate - U.S. GAAP	23.8%	46.5%	13.7%	25.3%
Effective Tax Rate - Adjusted	25.0%	37.9%	15.2%	24.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
RECONCILIATION TO RESTRUCTURING OF INVESTMENT MANAGEMENT ADJUSTED RESULTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	% Change	June 30, 2018	June 30, 2017	% Change

Investment Management Net Revenues - U.S. GAAP	$12,802	$14,061	(9%)	$26,165	$30,538	(14%)
Adjustments - U.S. GAAP to Adjusted (a)	2,122	1,920	11%	4,247	3,663	16%
Investment Management Net Revenues - Adjusted	14,924	15,981	(7%)	30,412	34,201	(11%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(4,831)	NM	—	(9,703)	NM
Adjusted Investment Management Net Revenues - Including Restructuring of Investment Management Adjustments	$14,924	$11,150	34%	$30,412	$24,498	24%

Investment Management Expenses - U.S. GAAP	$10,678	$20,593	(48%)	$21,972	$33,898	(35%)
Adjustments - U.S. GAAP to Adjusted (a)	—	(7,521)	NM	(21)	(7,537)	100%
Investment Management Expenses - Adjusted	10,678	13,072	(18%)	21,951	26,361	(17%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(3,393)	NM	—	(6,802)	NM
Adjusted Investment Management Expenses - Including Restructuring of Investment Management Adjustments	$10,678	$9,679	10%	$21,951	$19,559	12%

Investment Management Operating Income (Loss) - U.S. GAAP	$2,124	$(6,532)	NM	$4,193	$(3,360)	NM
Adjustments - U.S. GAAP to Adjusted (a)	2,122	9,441	(78%)	4,268	11,200	(62%)
Investment Management Operating Income - Adjusted	4,246	2,909	46%	8,461	7,840	8%
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(1,438)	NM	—	(2,901)	NM
Adjusted Investment Management Operating Income - Including Restructuring of Investment Management Adjustments	$4,246	$1,471	189%	$8,461	$4,939	71%

Key Metrics: (b)
Operating Margin - U.S. GAAP	16.6%	(46.5%)		16.0%	(11.0%)
Operating Margin - Adjusted	28.5%	18.2%		27.8%	22.9%
Adjusted Operating Margin - Including Restructuring of Investment Management Adjustments	28.5%	13.2%		27.8%	20.2%

(a) See pages A-7 and A-8 for details of U.S. GAAP to Adjusted adjustments.
(b) Reconciliations of the key metrics are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	June 30, 2018	June 30, 2017
Net Revenues - U.S. GAAP	$1,858,672	$1,589,400
Client Related Expenses (1)	(36,459)	(23,489)
Income from Equity Method Investments (2)	9,702	7,370
Interest Expense on Debt (3)	9,515	10,230
Adjustment to Tax Receivable Agreement Liability (7)	(77,535)	—
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (11)	(7,808)	—
Foreign Exchange Losses from G5 Transaction (12)	16,266	—
Gain on Transfer of Ownership of Mexican Private Equity Business (13)	—	(406)
Net Revenues - Adjusted	$1,772,353	$1,583,105

Compensation Expense - U.S. GAAP	$1,061,183	$941,755
Amortization of LP Units / Interests and Certain Other Awards (4)	(23,419)	(24,080)
Compensation Expense - Adjusted	$1,037,764	$917,675

Compensation Ratio - U.S. GAAP (a)	57.1%	59.3%
Compensation Ratio - Adjusted (a)	58.6%	58.0%

	Investment Banking
	Twelve Months Ended
	June 30, 2018	June 30, 2017
Net Revenues - U.S. GAAP	$1,792,964	$1,523,168
Client Related Expenses (1)	(36,276)	(22,937)
Income from Equity Method Investments (2)	610	1,316
Interest Expense on Debt (3)	9,515	10,230
Adjustment to Tax Receivable Agreement Liability (7)	(77,535)	—
Foreign Exchange Losses from G5 Transaction (12)	16,266	—
Net Revenues - Adjusted	$1,705,544	$1,511,777

Compensation Expense - U.S. GAAP	$1,028,506	$906,174
Amortization of LP Units / Interests and Certain Other Awards (4)	(23,419)	(24,080)
Compensation Expense - Adjusted	$1,005,087	$882,094

Compensation Ratio - U.S. GAAP (a)	57.4%	59.5%
Compensation Ratio - Adjusted (a)	58.9%	58.3%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2018				Six Months Ended June 30, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$362,995	$(7,670)	(1)(2)	$355,325	$741,310	$(13,007)	(1)(2)	$728,303
Underwriting Fees	21,065	(1,677)	(1)	19,388	51,344	(3,797)	(1)	47,547
Commissions and Related Fees	51,076	—		51,076	94,110	—		94,110
Other Revenue, net	539	2,300	(3)	2,839	(889)	4,561	(3)	3,672
Net Revenues	435,675	(7,047)		428,628	885,875	(12,243)		873,632

Expenses:
Employee Compensation and Benefits	258,142	(3,723)	(4)	254,419	525,681	(7,706)	(4)	517,975
Non-compensation Costs	74,875	(11,801)	(6)	63,074	145,159	(21,415)	(6)	123,744
Special Charges	—	—		—	1,897	(1,897)	(5)	—
Total Expenses	333,017	(15,524)		317,493	672,737	(31,018)		641,719

Operating Income (a)	$102,658	$8,477		$111,135	$213,138	$18,775		$231,913

Compensation Ratio (b)	59.3%			59.4%	59.3%			59.3%
Operating Margin (b)	23.6%			25.9%	24.1%			26.5%

	Investment Management Segment
	Three Months Ended June 30, 2018				Six Months Ended June 30, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,170	$2,122	(2)	$14,292	$23,925	$4,247	(2)	$28,172
Other Revenue, net	632	—		632	2,240	—		2,240
Net Revenues	12,802	2,122		14,924	26,165	4,247		30,412

Expenses:
Employee Compensation and Benefits	7,449	—		7,449	15,404	—		15,404
Non-compensation Costs	3,229	—		3,229	6,568	(21)	(6)	6,547
Total Expenses	10,678	—		10,678	21,972	(21)		21,951

Operating Income (a)	$2,124	$2,122		$4,246	$4,193	$4,268		$8,461

Compensation Ratio (b)	58.2%			49.9%	58.9%			50.7%
Operating Margin (b)	16.6%			28.5%	16.0%			27.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2017				Six Months Ended June 30, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$294,804	$(2,111)	(1)(2)	$292,693	$607,088	$(8,943)	(1)(2)	$598,145
Underwriting Fees	9,156	—		9,156	19,136	—		19,136
Commissions and Related Fees	53,824	—		53,824	103,508	—		103,508
Other Revenue, net	(1,375)	2,425	(3)	1,050	(2,553)	5,006	(3)	2,453
Net Revenues	356,409	314		356,723	727,179	(3,937)		723,242

Expenses:
Employee Compensation and Benefits	227,544	(17,102)	(4)	210,442	423,669	4,269	(4)	427,938
Non-compensation Costs	61,667	(4,616)	(6)	57,051	128,155	(13,691)	(6)	114,464
Special Charges	14,400	(14,400)	(5)	—	14,400	(14,400)	(5)	—
Total Expenses	303,611	(36,118)		267,493	566,224	(23,822)		542,402

Operating Income (a)	$52,798	$36,432		$89,230	$160,955	$19,885		$180,840

Compensation Ratio (b)	63.8%			59.0%	58.3%			59.2%
Operating Margin (b)	14.8%			25.0%	22.1%			25.0%

	Investment Management Segment
	Three Months Ended June 30, 2017				Six Months Ended June 30, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,471	$1,920	(1)(2)	$17,391	$30,753	$3,663	(1)(2)	$34,416
Other Revenue, net	(1,410)	—		(1,410)	(215)	—		(215)
Net Revenues	14,061	1,920		15,981	30,538	3,663		34,201

Expenses:
Employee Compensation and Benefits	9,312	—		9,312	18,745	—		18,745
Non-compensation Costs	4,174	(414)	(6)	3,760	8,046	(430)	(6)	7,616
Special Charges	7,107	(7,107)	(5)	—	7,107	(7,107)	(5)	—
Total Expenses	20,593	(7,521)		13,072	33,898	(7,537)		26,361

Operating Income (Loss) (a)	$(6,532)	$9,441		$2,909	$(3,360)	$11,200		$7,840

Compensation Ratio (b)	66.2%			58.3%	61.4%			54.8%
Operating Margin (b)	(46.5%)			18.2%	(11.0%)			22.9%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$362,995	$294,804	$741,310	$607,088
Underwriting Fees	21,065	9,156	51,344	19,136
Commissions and Related Fees	51,076	53,824	94,110	103,508
Other Revenue, net	539	(1,375)	(889)	(2,553)
Net Revenues	435,675	356,409	885,875	727,179

Expenses:
Employee Compensation and Benefits	258,142	227,544	525,681	423,669
Non-compensation Costs	74,875	61,667	145,159	128,155
Special Charges	—	14,400	1,897	14,400
Total Expenses	333,017	303,611	672,737	566,224

Operating Income (a)	$102,658	$52,798	$213,138	$160,955

Investment Management
Net Revenues:
Asset Management and Administration Fees	$12,170	$15,471	$23,925	$30,753
Other Revenue, net	632	(1,410)	2,240	(215)
Net Revenues	12,802	14,061	26,165	30,538

Expenses:
Employee Compensation and Benefits	7,449	9,312	15,404	18,745
Non-compensation Costs	3,229	4,174	6,568	8,046
Special Charges	—	7,107	—	7,107
Total Expenses	10,678	20,593	21,972	33,898

Operating Income (Loss) (a)	$2,124	$(6,532)	$4,193	$(3,360)

Total
Net Revenues:
Investment Banking:
Advisory Fees	$362,995	$294,804	$741,310	$607,088
Underwriting Fees	21,065	9,156	51,344	19,136
Commissions and Related Fees	51,076	53,824	94,110	103,508
Asset Management and Administration Fees	12,170	15,471	23,925	30,753
Other Revenue, net	1,171	(2,785)	1,351	(2,768)
Net Revenues	448,477	370,470	912,040	757,717

Expenses:
Employee Compensation and Benefits	265,591	236,856	541,085	442,414
Non-compensation Costs	78,104	65,841	151,727	136,201
Special Charges	—	21,507	1,897	21,507
Total Expenses	343,695	324,204	694,709	600,122

Operating Income (a)	$104,782	$46,266	$217,331	$157,595

(a) Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)
Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP basis.

(4)
Expenses or reversal of expenses incurred from the assumed vesting of Class E LP Units, Class G and H LP Interests and Class J LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(5)
Expenses during 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. Expenses during 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 in the second quarter.

(6)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended June 30, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$14,478	$—		$14,478
Professional Fees	20,833	(3,803)	(1)	17,030
Travel and Related Expenses	17,622	(4,120)	(1)	13,502
Communications and Information Services	10,360	(229)	(1)	10,131
Depreciation and Amortization	6,746	(2,157)	(6a)	4,589
Execution, Clearing and Custody Fees	1,560	—		1,560
Other Operating Expenses	6,505	(1,492)	(1)	5,013
Total Non-compensation Costs	$78,104	$(11,801)		$66,303

	Three Months Ended June 30, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,585	$—		$13,585
Professional Fees	9,908	2,265	(1)	12,173
Travel and Related Expenses	16,883	(3,521)	(1)	13,362
Communications and Information Services	9,941	(34)	(1)	9,907
Depreciation and Amortization	6,047	(2,392)	(6a)	3,655
Execution, Clearing and Custody Fees	3,658	—		3,658
Acquisition and Transition Costs	377	(377)	(6b)	—
Other Operating Expenses	5,442	(971)	(1)	4,471
Total Non-compensation Costs	$65,841	$(5,030)		$60,811

	Six Months Ended June 30, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$27,882	$—		$27,882
Professional Fees	36,883	(6,601)	(1)	30,282
Travel and Related Expenses	33,978	(6,875)	(1)	27,103
Communications and Information Services	21,044	(417)	(1)	20,627
Depreciation and Amortization	13,394	(4,314)	(6a)	9,080
Execution, Clearing and Custody Fees	4,750	—		4,750
Acquisition and Transition Costs	21	(21)	(6b)	—
Other Operating Expenses	13,775	(3,208)	(1)	10,567
Total Non-compensation Costs	$151,727	$(21,436)		$130,291

	Six Months Ended June 30, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$26,660	$—		$26,660
Professional Fees	26,653	(1,255)	(1)	25,398
Travel and Related Expenses	31,863	(6,288)	(1)	25,575
Communications and Information Services	20,252	(54)	(1)	20,198
Depreciation and Amortization	11,846	(4,784)	(6a)	7,062
Execution, Clearing and Custody Fees	7,517	—		7,517
Acquisition and Transition Costs	377	(377)	(6b)	—
Other Operating Expenses	11,033	(1,363)	(1)	9,670
Total Non-compensation Costs	$136,201	$(14,121)		$122,080

(6a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(6b)	Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.

(7)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and Interests are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments, described below, related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform also resulted in an estimated adjustment to Other Revenue of $77.5 million in the fourth quarter of 2017 related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

(8)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(9)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(10)
Assumes the sale of the Institutional Trust and Independent Fiduciary business of ETC had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate revenue and expenses that were previously consolidated from the Institutional Trust and Independent Fiduciary business of ETC. Management believes this adjustment is useful to investors to compare Evercore's results across periods.

(11)	The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted presentation.

(12)	Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.

(13)	The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted presentation.